SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)
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Filed by a Party other than the Registrant [X]

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[  ]           Preliminary Proxy Statement
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[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[X]           Soliciting Material under Rule 14a-12

OLD POINT FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)

PL Capital, LLC
Financial Edge Fund, L.P.
Financial Edge-Strategic Fund, L.P.
PL Capital Focused Fund, L.P.
PL Capital Advisors, LLC
Goodbody/PL Capital, L.P.
Goodbody/PL Capital, LLC
John W. Palmer
Richard Lashley
William F. Keefe
Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PL Capital Group Announces the Nomination of Director of Old Point Financial Corporation

PL Capital Group is pleased to announce the nomination of Mr. William F. Keefe to serve as a director of Old Point Financial Corporation, in opposition to the slate of director nominees which will be nominated by Old Point Financial Corporation.  The PL Capital Group plans to file proxy materials with the Securities and Exchange Commission asking for stockholders to vote for Mr. Keefe on the WHITE proxy card.  Attached hereto is a copy of the Notice of Intent to Nominate Director and Submit Nominee for Election that Richard Lashley sent to the company on December 30, 2015.  The Notice of Intent is being filed herewith under Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

Important Information

PL Capital, LLC managing member Richard J. Lashley has nominated William F. Keefe as a nominee to the board of directors of Old Point Financial Corporation (the “Company”) and the PL Capital Group intends to solicit votes for the election of Mr. Keefe to the board.  The PL Capital Group (whose members are identified below) will send a definitive proxy statement, WHITE proxy card and related proxy materials to stockholders of the Company seeking their support for Mr. Keefe at the Company’s 2016 Annual Meeting of Stockholders.  Stockholders are urged to read the definitive proxy statement and WHITE proxy card when they become available, because they will contain important information about the PL Capital Group, Mr. Keefe, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and WHITE proxy card (when available) and other documents filed by the PL Capital Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed by the PL Capital Group with the SEC may also be obtained free of charge from the PL Capital Group.

Participants in the Solicitation

The PL Capital Group currently consists of the following: PL Capital, LLC; Goodbody/PL Capital, LLC; Financial Edge Fund, L.P.; Financial Edge-Strategic Fund, L.P.; PL Capital/Focused Fund, L.P.; Goodbody/PL Capital, L.P.; PL Capital Advisors, LLC; Richard J. Lashley; and John W. Palmer.  All of the above, along with Mr. Keefe, will be participants in the solicitation from the Company’s stockholders of proxies in favor of the election of Mr. Keefe to the board of directors of the Company at the 2016 Annual Meeting.  Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the participants and their interests may be found in the Notice of Intent to Nominate Director and Submit Nominee for Election Mr. Lashley sent to the Company on December 30, 2015, which is attached to this filing and is incorporated by reference herein.